Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Zenvia Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common shares, par value US$0.00005 per Class A common share	Rule 457(o)						—	—	—	—
	Debt	Debt securities	Rule 457(o)						—	—	—	—
	Other	Warrants	Rule 457(o)						—	—	—	—
	Other	Rights	Rule 457(o)						—	—	—	—
	Other	Units	Rule 457(o)						—	—	—	—
	Unallocated (Universal) Shelf	—	Rule 457(o)			US$100,000,000	US$ 0.00014760	US$14,760	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts				—	US$100,000,000	—	US$14,760	—	—	—	—
	Total Fees Previously Paid				—	—	—	—	—	—	—	—
	Total Fee Offsets				—	—	—	—	—	—	—	—
	Net Fee Due				—	—	—	US$14,760	—	—	—	—

(1) An indeterminate number of securities of each identified class is being registered as may be sold from time to time at indeterminate prices with the maximum not to exceed US$100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed US$100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of Class A common shares and the amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities.

(2) Pursuant to Rule 416 under the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional securities, which may be offered or issued to prevent dilution resulting from adjustments as a result of stock splits, stock dividends, reverse share splits, mergers, reorganizations, consolidations or other similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed US$100,000,000.